Exhibit 4.5

                          REGISTRATION RIGHTS AGREEMENT

                           dated as of OCTOBER 7, 2005

                                     between

                             CIRILIUM HOLDINGS, INC.

                                       and

                                MEDIA MAGIC, INC.

1.   Definitions and Usage....................................................1

     1.1   Definitions........................................................1

     1.2   Usage..............................................................2

2.   Demand Registration......................................................3

3.   Registration Procedures..................................................4

4.   Expenses of Registration.................................................6

5.   Indemnification; Contribution............................................6

6.   Covenants of the Company.................................................9

7.   Amendment, Modification and Waivers; Further Assurances.................10

8.   Assignment; Benefit.....................................................10

9.   Miscellaneous...........................................................11

     9.1   Governing Law.....................................................11

     9.2   Notices...........................................................11

     9.3   Entire Agreement; Integration.....................................11

     9.4   Injunctive Relief.................................................12

     9.5   Section Headings..................................................12

     9.6   Counterparts......................................................12

     9.7   Severability......................................................12

     9.8   Filing............................................................12

     9.9   Termination.......................................................12

     9.10  Attorneys' Fees...................................................12

     9.11  No Third Party Beneficiaries......................................12

                          REGISTRATION RIGHTS AGREEMENT

      Registration Rights Agreement (this "Agreement") dated as of October 7, 2005 between Cirilium Holdings, Inc., a Delaware corporation (the "Company") and Media Magic, Inc., a Florida corporation ("Media Magic").

                                    RECITALS

      WHEREAS, pursuant to that certain Share Acquisition and Exchange Agreement of even date herewith, by and among the Company, Media Magic and Orangebox Entertainment, Inc. ("Share Exchange Agreement"), Media Magic acquired 158,191,589 shares of Common Stock (the "Media Magic Shares") from the Company and agreed to provide certain rights to Media Magic to cause the Media Magic Shares to be registered pursuant to the Securities Act; and

      WHEREAS, the parties hereto hereby desire to set forth Media Magic's rights and the Company's obligations to cause the registration of the Media Magic Shares pursuant to the Securities Act;

      NOW, THEREFORE, in consideration of the consummation of the transactions contemplated in and by the Share Exchange Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Definitions and Usage.

      As used in this Agreement:

      1.1   Definitions.

      "Board" shall mean the Board of Directors of the Company.

      "Commission" shall mean the Securities and Exchange Commission.

      "Common Stock" shall mean (i) the common stock, $.0001 par value per share, of the Company, and (ii) shares of capital stock of the Company issued by the Company in respect of or in exchange for shares of such common stock in connection with any stock dividend or distribution, stock split-up, recapitalization, recombination or exchange by the Company generally of shares of such common stock.

      "Continuously Effective", with respect to a specified registration statement, shall mean that it shall not cease to be effective and available for Transfers of Media Magic Shares thereunder for longer than either (i) any ten
(10) consecutive business days, or (ii) an aggregate of fifteen (15) business days during the period specified in the relevant provision of this Agreement.

      "Demand Registration" shall have the meaning set forth in Section 2.1(i).

      "Exchange Act" shall mean the Securities Exchange Act of 1934.


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      "Media Magic Shareholders" shall mean the shareholders of Media Magic to whom the Media Magic Shares shall be distributed pursuant to a Demand Registration.

      "Media Magic Shares" shall have the meaning set forth in the Preamble.

      "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or other agency or political subdivision thereof.

      "Register", "registered", and "registration" shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering by the Commission of effectiveness of such registration statement or document.

      "Registration Expenses" shall have the meaning set forth in Section 6.1.

      "Securities Act" shall mean the Securities Act of 1933.

      "Share Exchange Agreement" shall have the meaning set forth in the Recitals.

      "Transfer" shall mean and include the act of selling, giving, transferring, creating a trust (voting or otherwise), assigning or otherwise disposing of (other than pledging, hypothecating or otherwise transferring as security) (and correlative words shall have correlative meanings); provided however, that any transfer or other disposition upon foreclosure or other exercise of remedies of a secured creditor after an event of default under or with respect to a pledge, hypothecation or other transfer as security shall not constitute a "Transfer".

      "Violation" shall have the meaning set forth in Section 7.1.

      1.2   Usage.

            (i) References to a Person are also references to its assigns and successors in interest (by means of merger, consolidation or sale of all or substantially all the assets of such Person or otherwise, as the case may be).

            (ii) References to a document are to it as amended, waived and otherwise modified from time to time and references to a statute or other governmental rule are to it as amended and otherwise modified from time to time (and references to any provision thereof shall include references to any successor provision).

            (iii) References to Sections or to Schedules or Exhibits are to sections hereof or schedules or exhibits hereto, unless the context otherwise requires.

            (iv) The definitions set forth herein are equally applicable both to the singular and plural forms and the feminine, masculine and neuter forms of the terms defined.

            (v) The term "including" and correlative terms shall be deemed to be followed by "without limitation" whether or not followed by such words or words of like import.


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

            (vi) The term "hereof" and similar terms refer to this Agreement as a whole.

            (vii) The "date of" any notice or request given pursuant to this Agreement shall be determined in accordance with Section 13.

2.    Demand Registration.

      2.1 At any time during the one year period commencing on the date of this Agreement, if Media Magic shall advise the Company in writing that Media Magic intends to distribute all of the Media Magic Shares to its shareholders, and in such writing Media Magic requests the Company to register all of the Media Magic Shares for distribution to Media Magic's shareholders and for resale by those shareholders to the public, the Company shall cause to be filed with the Commission a registration statement meeting the requirements of the Securities Act (a "Demand Registration"). Any request made pursuant to this
Section 2.1 shall be addressed to the attention of the Secretary of the Company and shall specify the intended methods of disposition of the Media Magic Shares, and that the request is for a Demand Registration pursuant to this Section 2.1.

      2.2 The Company shall be entitled to postpone for up to 60 days the filing of any Demand Registration statement otherwise required to be prepared and filed pursuant to this Section 2.1, if the Board determines, in its good faith reasonable judgment (with the concurrence of the managing underwriter, if any), that such registration and the Transfer of Media Magic Shares contemplated thereby would materially interfere with, or require premature disclosure of, any financing, acquisition or reorganization involving the Company or any of its wholly owned subsidiaries and the Company promptly gives Media Magic notice of such determination.

      2.3 Following receipt of a request for a Demand Registration, the Company shall:

            (a) File a registration statement on the appropriate form with the Commission as promptly as practicable, and shall use the Company's best efforts to have the registration declared effective under the Securities Act as soon as reasonably practicable, in each instance giving due regard to the need to prepare current financial statements, conduct due diligence and complete other actions that are reasonably necessary to effect a registered public offering.

            (b) Use the Company's best efforts to keep the relevant registration statement Continuously Effective for up to two years or until such earlier date as of which all the Media Magic Shares under the Demand Registration statement shall have been disposed of in the manner described in the Registration Statement. Notwithstanding the foregoing, if for any reason the effectiveness of a registration pursuant to this Section 2 is suspended or, in the case of a Demand Registration, postponed as permitted by Section 2.2, the foregoing period shall be extended by the aggregate number of days of such suspension or postponement.

      2.4 The Company shall be obligated to effect not more than one Demand Registration. For purposes of the preceding sentence, registration shall not be deemed to have been effected (a) unless a registration statement with respect thereto has become effective, or (b) if after such registration statement has become effective, such registration or the related offer, sale or distribution of Media Magic Shares thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to Media Magic and/or the Media Magic Shareholders and such interference is not thereafter eliminated. If the Company shall have complied with its obligations under this Agreement, a right to demand a registration pursuant to this Section 2 shall be deemed to have been satisfied upon the earlier of (x) the date as of which all of the Media Magic Shares included therein shall have been Transferred by the Media Magic Shareholders pursuant to the Registration Statement, and (y) the date as of which such Demand Registration shall have been Continuously Effective for a period of two years.


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

      2.5 A registration pursuant to this Section 2 shall be on such appropriate registration form of the Commission as shall (a) be selected by the Company and be reasonably acceptable to the Media Magic, and (b) permit the disposition of the Media Magic Shares in accordance with the intended method or methods of disposition specified in the request pursuant to Section 2.1.

3. Registration Procedures. Whenever required under Section 2 to effect the registration of any Media Magic Shares, the Company shall, as expeditiously as practicable:

      3.1 Prepare and file with the Commission a registration statement with respect to such Media Magic Shares and use the Company's best efforts to cause such registration statement to become effective; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the registration statement and prior to effectiveness thereof, the Company shall furnish to Media Magic's designated counsel copies of all such documents in the form substantially as proposed to be filed with the Commission at least four (4) business days prior to filing for review and comment by such counsel.

      3.2 Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act and rules thereunder with respect to the disposition of all securities covered by such registration statement. Subject to the Securities Act and the rules thereunder, the Company shall amend the registration statement or supplement the prospectus so that it will remain current and in compliance with the requirements of the Securities Act for two years after its effective date, and if during such period any event or development occurs as a result of which the registration statement or prospectus contains a misstatement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Company shall promptly notify Media Magic, amend the registration statement or supplement the prospectus so that each will thereafter comply with the Securities Act and furnish to Media Magic and the Media Magic Shareholders such amended or supplemented prospectus, which Media Magic and the Media Magic Shareholders shall thereafter use in the Transfer of Media Magic Shares covered by such registration statement. Pending such amendment or supplement Media Magic shall cause each Media Magic Shareholder to cease making offers or Transfers of Media Magic Shares pursuant to the prior prospectus. In the event that any Media Magic Shares included in a registration statement subject to, or required by, this Agreement remain unsold at the end of the period during which the Company is obligated to use its best efforts to maintain the effectiveness of such registration statement, the Company may file a post-effective amendment to the registration statement for the purpose of removing such Securities from registered status.


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      3.3   Furnish to each Media Magic Shareholder, without charge, such numbers of copies of the registration statement, any pre-effective or post-effective amendment thereto, the prospectus, including each preliminary prospectus and any amendments or supplements thereto, in each case in conformity with the requirements of the Securities Act and the rules thereunder.

      3.4 Use the Company's best efforts (a) to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such states or jurisdictions as shall be reasonably requested by Media Magic, and (b) to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of the offer and transfer of any of the Media Magic Shares in any jurisdiction, at the earliest possible moment; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

      3.5 Promptly notify Media Magic and each Media Magic Shareholder (to the extent reasonably possible) of any stop order issued or threatened to be issued by the Commission in connection therewith (and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered).

      3.6 Make available for inspection by Media Magic, all financial and other information as shall be reasonably requested by them, and provide Media Magic and its designated counsel the opportunity to discuss the business affairs of the Company with its principal executives and independent registered public accountants who have audited the financial statements included in such registration statement, in each case all as necessary to enable them to exercise their due diligence responsibility under the Securities Act; provided, however, that information that the Company determines, in good faith, to be confidential and which the Company advises such Person in writing is confidential shall not be disclosed unless such Person signs a confidentiality agreement reasonably satisfactory to the Company.

      3.7 Use the Company's best efforts to obtain a so-called "comfort letter" from its independent registered public accountants, and legal opinions of counsel to the Company addressed to Media magic and the Media Magic Shareholders, in customary form and covering such matters of the type customarily covered by such letters, and in a form that shall be reasonably satisfactory to Media Magic. The Company shall furnish to Media Magic or any Media Magic Shareholder a signed counterpart of any such comfort letter or legal opinion. Delivery of any such opinion or comfort letter shall be subject to the recipient furnishing such written representations or acknowledgements as are customarily provided by selling shareholders who receive such comfort letters or opinions.

      3.8 Provide and cause to be maintained a transfer agent and registrar for all Media Magic Shares covered by such registration statement from and after a date not later than the effective date of such registration statement.

      3.9 Use all reasonable efforts to cause the Media Magic Shares covered by such registration statement (a) if the Common Stock is then listed on a securities exchange or included for quotation in a recognized trading market, to continue to be so listed or included for a reasonable period of time after the offering, and (b) to be registered with or approved by such other United States or state governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Media Magic Shareholders to consummate the disposition of such Media Magic Shares.


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

      3.10 If necessary, to use the Company's reasonable efforts to provide a CUSIP number for the Media Magic Shares prior to the effective date of the first registration statement including Media Magic Shares.

      3.11 Take such other actions as are reasonably required in order to expedite or facilitate the disposition of Media Magic Shares included in each such registration.

      3.12 Media Magic's Obligations. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Media Magic Shares of any Media Magic Shareholder that Media Magic shall furnish to the Company such information regarding the Media Magic Shareholders, and the intended method of disposition of the Media Magic Shares as shall be required to effect the registration of such Media Magic Shareholders' Media Magic Shares, and to cooperate with the Company in preparing such registration.

4. Expenses of Registration. Expenses in connection with registrations pursuant to this Agreement shall be allocated and paid as follows:

      4.1 The Company shall bear and pay all expenses incurred in connection with the Demand Registration of Media Magic Shares, including all registration, filing and National Association of Securities Dealers, Inc. fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the reasonable fees and disbursements of counsel for the Company, and of the Company's independent registered public accountants, including the expenses of "cold comfort" letters required by or incident to such performance and compliance (the "Registration Expenses"), but excluding underwriting discounts and commissions relating to Media Magic Shares (which shall be paid by the Media Magic Shareholders); provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 if the registration is subsequently withdrawn at the request of Media Magic (in which case Media Magic shall bear such expense).

      4.2 Any failure of the Company to pay any Registration Expenses as required by this Section 4 shall not relieve the Company of its obligations under this Agreement.

5. Indemnification; Contribution. If any Media Magic Shares are included in a registration statement under this Agreement:

      5.1 To the extent permitted by applicable law, the Company shall indemnify and hold harmless Media Magic and each Media Magic Shareholder, against any and all losses, claims, damages, liabilities and expenses (joint or several), including attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):


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            (i) Any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto;

            (ii) The omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

            (iii) Any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law;

provided, however, that the indemnification required by this Section 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or expense to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to the Company by the indemnified party expressly for use in connection with such registration. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each person who controls such persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Media Magic Shareholders.

      5.2 To the extent permitted by applicable law, Media Magic and each Media Magic Shareholder shall indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, against any and all losses, claims, damages, liabilities and expenses (joint and several), including attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may otherwise become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Selling Holder expressly for use in the registration statement; provided, however, that (x) the indemnification required by this Section 5.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if settlement is effected without the consent of Media Magic or the relevant Media Magic Shareholder, which consent shall not be unreasonably withheld, and (y) in no event shall the amount of any indemnity under this
Section 5.2 exceed the gross proceeds from the applicable offering received by such Selling Holder.


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      5.3   Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such indemnified party may make a claim under this Section 5, such indemnified party shall deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and disbursements and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. Any fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within thirty (30) days of written notice thereof to the indemnifying party. Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses, (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such action, claim or proceeding, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels). No indemnifying party shall be liable to an indemnified party for any settlement of any action, proceeding or claim without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

      5.4 If the indemnification required by this Section 5 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this
Section 5:

            (a) The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 5.1 and Section 5.2, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.


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

            (b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 5.4(a). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

      5.5 If indemnification is available under this Section 5, the indemnifying parties shall indemnify each indemnified party to the full extent provided in this Section 5 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration referred to in Section 5.4.

      5.6 The obligations of the Company, Media Magic and the Media Magic Shareholders under this Section 5 shall survive the completion of any offering of Media Magic Shares pursuant to a registration statement under this Agreement or otherwise.

6. Covenants of the Company. The Company hereby agrees and covenants as follows:

      6.1 The Company shall file as and when applicable, on a timely basis, all reports required to be filed by it under the Exchange Act, including the annual report on Form 10-KSB for the fiscal year ended April 30, 2005 and the quarterly report on Form 10-QSB for the quarter ended July 31, 2005, which shall be filed within 60 days of the date hereof. If the Company is not required to file reports pursuant to the Exchange Act, upon the request of any Media Magic Shareholder, the Company shall make publicly available the information specified in subparagraph (c)(2) of Rule 144 of the Securities Act, and take such further action as may be reasonably required from time to time and as may be within the reasonable control of the Company, to enable Media Magic and any Media Magic Shareholder to Transfer Media Magic Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or, if applicable, Regulation S, under the Securities Act or any similar rule or regulation hereafter adopted by the Commission.

            (a) The Company shall not, and shall not permit its majority owned subsidiaries to, effect any public sale or distribution of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock, during the five business days prior to, and during the 90-day period beginning on, the commencement of a public distribution of the Media Magic Shares pursuant to any registration statement prepared pursuant to this Agreement.


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

            (b) Any agreement entered into after the date of this Agreement pursuant to which the Company or any of its majority owned subsidiaries issues or agrees to issue any privately placed securities similar to any issue of the Media Magic Shares (other than shares of Common Stock pursuant to a stock incentive, stock option, stock bonus, stock purchase or other employee benefit plan of the Company approved by its Board of Directors shall contain a provision whereby holders of such securities agree not to effect any public sale or distribution of any such securities during the periods described in Section 6.1(a), in each case including a sale pursuant to Rule 144 under the Securities Act.

      6.2 The Company shall not, directly or indirectly, (a) enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation or (b) Transfer or agree to Transfer all or substantially all the Company's assets, unless prior to such merger, consolidation, reorganization or asset Transfer, the surviving corporation or the Transferee, respectively, shall have agreed in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to "Media Magic Shares" shall be deemed to include the securities which the Media Magic Shareholders would be entitled to receive in exchange for Media Magic Shares pursuant to any such merger, consolidation or reorganization.

      6.3 The Company shall not grant to any Person (other than a Media Magic Shareholder) any registration rights with respect to securities of the Company, or enter into any agreement, that would entitle the holder thereof to have securities owned by it included in a Demand Registration.

7.    Amendment, Modification and Waivers; Further Assurances.

            (a) This Agreement may be amended with the consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent of Media Magic to such amendment, action or omission to act.

            (b) No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.

            (c) Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.

8. Assignment; Benefit. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, assigns, executors, administrators or successors; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by the Company without the prior written consent of Media Magic.


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

9.    Miscellaneous.

      9.1 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

      9.2 Notices. All notices and requests given pursuant to this Agreement shall be in writing and shall be made by hand-delivery, first-class mail (registered or certified, return receipt requested) or overnight air courier guaranteeing next business day delivery, to the respective addresses of the Company and Media Magic set forth below, or to such other address as such party may designate by notice given in accordance with this Section 9.2. Except as otherwise provided in this Agreement, the date of each such notice and request shall be deemed to be, and the date on which each such notice and request shall be deemed given shall be: at the time delivered, if personally delivered or mailed; or the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next business day delivery. All notices to be delivered hereunder shall be addressed, as follows:

            (a)   It to the Company:

                  Cirilium Holdings, Inc.
                  625 N. Flagler Drive
                  Suite 509
                  West Palm Beach, FL 33401
                  Attention: President

            (b)   If to Media Magic or a Media Magic Shareholder:

                  Media Magic, Inc.
                  625 N. Flagler Drive
                  Suite 605
                  West Palm Beach, FL 33401
                  Attention: CEO

                  with a copy to

                  Steven Dreyer, Esq.
                  Arent Fox PLLC
                  1675 Broadway
                  New York, New York 10019

      9.3 Entire Agreement; Integration. This Agreement supersedes all prior agreements between or among any of the parties hereto with respect to the subject matter contained herein and therein, and such agreements embody the entire understanding among the parties relating to such subject matter.


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

      9.4 Injunctive Relief. Each of the parties hereto acknowledges that in the event of a breach by any of them of any material provision of this Agreement, the aggrieved party may be without an adequate remedy at law. Each of the parties therefore agrees that in the event of such a breach hereof the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach hereof. By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may be entitled.

      9.5 Section Headings. Section headings are for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

      9.6 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart, or facsimile of a counterpart, of the Agreement signed by the other party or parties hereto. Delivery of an executed copy of this Agreement by facsimile transmission shall have the same effect as delivery of an originally executed copy of this Agreement, whether an originally executed copy shall be delivered subsequent thereto.

      9.7 Severability. If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining provisions of this Agreement, unless the result thereof would be unreasonable, in which case the parties hereto shall negotiate in good faith as to appropriate amendments hereto.

      9.8 Filing. A copy of this Agreement and of all amendments thereto shall be filed at the principal executive office of the Company with the corporate recorder of the Company.

      9.9 Termination. This Agreement may be terminated at any time by a written instrument signed by the parties hereto. Unless sooner terminated in accordance with the preceding sentence, this Agreement (other than Section 5 hereof) shall terminate on the second anniversary of the date first above written.

      9.10 Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees (including any fees incurred in any appeal) in addition to its costs and expenses and any other available remedy.

      9.11 No Third Party Beneficiaries. Nothing herein expressed or implied is intended to confer upon any person, other than the parties hereto or their respective permitted assigns, successors, heirs and legal representatives, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first written above.

                             CIRILIUM HOLDINGS, INC.

                             By:
                                 -----------------------------------------------
                                 Matthew J. Cohen, Chief Executive Officer

                             MEDIA MAGIC, INC.

                             By:
                                 -----------------------------------------------
                                 Robert W. Pearce, Chief Executive Officer


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